Exhibit 99.1

PREMIUM DRILLING EXTENDS MINERALIZATION 315 METERS BELOW RESOURCE AREA DEMONSTRATING SCALED EXPANSION AT THE SELEBI PROJECT

Toronto, Ontario, May 27, 2025 – Premium Resources Ltd. (TSXV: PREM) (OTC Pink: PRMLF) (“PREM” or the “Company”) announces another successful intercept of mineralization at Selebi North Underground (“SNUG”) targeting down-plunge expansion beyond the resource model.

Key Highlights:

●	SNUG-25-186 intersected South Limb mineralization over 16.20 metres at a distance of 132 metres down-plunge of previously announced drill hole SNUG-25-184.

●	Borehole electromagnetic (“BHEM”) results indicate that a thicker interval of mineralization lies immediately to the northwest of drill hole SNUG-25-186.

●	Drill holes SNUG-25-186 and SNUG-25-184 have together extended the South Limb mineralization 315 meters down-plunge from the lower extent of the 2024 resource model.

●	The next drill hole is underway to define strike extent of the down-plunge extension.

Morgan Lekstrom, CEO of Premium Resources commented: “The significant step-outs and ongoing expansion that we are achieving, in the time frame, clearly illustrates that this deposit expands well beyond the boundaries of the current resource area. Given the strong grades in our existing resource well over 3% CuEq, each successful step-out highlights the potential that was previously undefined. Our use of BHEM and our deep understanding of the technology has enabled us to target and drill these step-downs with a high degree of precision. While the current resource has a down-plunge extent of 965 metres, our drilling has intercepted more massive sulphides (host to the copper, nickel and cobalt) and extended the deposit by approximately 315 meters. We have several exciting initiatives running in parallel which we look forward to sharing with the market very soon.”

Next Steps

Follow-up drilling is already underway, with drill hole SNUG-25-189 targeting the area between SNUG-24-096-W1 and SNUG-25-184 to further evaluate the continuity and scale of both the South Limb and N2 mineralized systems. Assays for 2025 drill holes are expected in early July and will be released as they are received.

BHEM Surveys

The BHEM surveys at Selebi Mine utilize the Crone PEM system operated by local Batswana staff. Survey data is collected using a 3-component fluxgate probe collecting full waveform data. Surveys have been collected using timebases between 50 and 1000ms (0.25 Hz to 5 Hz). The data has been processed to a calculated residual step response to better quantify the conductive sources. This added processing has proven to be invaluable because of the size of the highly conductive mineralized system.

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Qualified Person

The scientific and technical content of this news release has been reviewed and approved by Sharon Taylor, Vice President Exploration of the Company, who is a “qualified person” for the purposes of National Instrument 43-101.

Technical Report

The MRE on the Selebi Mine is supported by the Technical Report. Reference should be made to the full text of the Technical Report for the assumptions, qualifications and limitations set forth therein, a copy of which is available on SEDAR+ (www.sedarplus.com) under PREM’s issuer profile.

About Premium Resources Ltd.

PREM is a mineral exploration and development company that is focused on the redevelopment of the previously producing nickel, copper and cobalt resources mines owned by the Company in the Republic of Botswana.

PREM is committed to governance through transparent accountability and open communication within our team and our stakeholders. Our skilled team has worked on over 100 projects collectively, accumulating over 400 years of resource discoveries, mine development and mine re-engineering experience on projects like the Company’s Selebi and Selkirk mines. PREM’s senior team members have on average more than 20 years of experience in every single aspect of mine discovery and development, from geology to operations.

For further information about Premium Resources Ltd., please contact:

Morgan Lekstrom

CEO and Director

morganl@premiumresources.com

Jaclyn Ruptash

Vice President, Communications and Investor Relations

jaclyn@premiumresources.com

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Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward-looking information includes, but is not limited to: the response to the mineral resource estimate in Botswana; the support for the redevelopment of the Selebi Mine from the National Government and local stakeholders; drilling at Selebi North; the ability to upgrade the inferred mineral resources on Selebi North; possible expansion potential down-dip and down-plunge of the existing mineral resource estimate; the publication by the Company of a potential updated mineral resource estimate or future prefeasibility study; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Selebi Mine as currently contemplated; the ability of exploration activities (including drill results) to accurately predict mineralization; management’s belief that the Selebi and Selebi North deposits may be connected at depth; the timing and ability of the Company to publish a prefeasibility study (by H1 2025 or at all); any discrepancies between the mineral resource estimate technical report and the scientific and technical information in this news release; the timing to release of assay results; the ability of the Company to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Selebi Mine as currently contemplated; the ability of the Company to define additional or upgrade existing mineral resource estimates on the Selebi Mine in accordance with NI 43-101; the productivity rates for underground drilling at Selebi North; drilling results confirming the legacy fold pattern continues at depth; the effective targeting activities proposed by the Company; the ability to identify additional mineralization down plunge of existing workings and the ability of such findings to be used to complete a mineral resource estimate and/or to support further economic studies; the ability and timing of advancing the underground drilling program at Selebi North as contemplated (if at all); the ability to expand the resource potential at the Selebi Mine; the results of the drill program on Selebi North and the timing and disclosures of the Company regarding same; the relationships between, and continuity of, the various deposits (if any); the benefits of the Company’s approach to exploration; management’s belief that the Historic Resource could be indicative of the presence of mineralization on the deposits; and the anticipated benefits of the Company’s approach to the resource development plan. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of metallurgical test results; the ability of exploration results to predict mineralization, prefeasibility or the feasibility of mine production; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public disclosure record on SEDAR+ (www.sedarplus.com) under PREM’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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Figure 1: Location of drill holes and BHEM target zones relative to the Mineral Resource Estimate

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